UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 2, 2014

N-VIRO INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21802	34-1741211
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2254 Centennial Road Toledo, OH	43617
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (419) 535-6374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a meeting of the Board of Directors on April 2, 2014, N-Viro International Corporation appointed Mr. Michael Burton-Prateley to the Board of Directors as a Class I director, effective until the Company’s annual meeting to be held in 2015.  Mr. Burton-Prateley has not yet been appointed to any committees as of the date of this filing.

Mr. Burton-Prateley is currently a member of the “Executive Team” of BBM Energy, headquartered in London, England, and has an extensive background within the investment-banking sector.  He has advised on a broad range of transactions, including mergers and acquisitions, corporate financing, corporate restructuring, post acquisition integration and joint ventures/strategic partnerships and alliances.  He is also an experienced international corporate financier and management consultant that has been educated as an Economics Graduate, (Manchester University), with a Masters Degree in Management from the University of Oxford (Templeton College) and is a Chartered Accountant in the UK, having qualified with KPMG.

Item 8.01 – Other Events

Also at the meeting, Mr. Joseph Giulii of Philadelphia, Pennsylvania was appointed a consultant to the Finance Committee of the Board of Directors, effective immediately and to be utilized on an as needed basis.  Mr. Giulii is a reporting person to the Company and has filed a Form 13G, most recently on March 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N-VIRO INTERNATIONAL CORPORATION

Dated:

April 8, 2014

By:

  /s/  James K. McHugh

James K. McHugh

Chief Financial Officer